Exhibit 12

                              FLORIDA POWER CORPORATION

                STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS
                                  TO FIXED CHARGES

                            (Dollar Amounts in Thousands)



                                                                 Twelve Months
                                                                     Ended
                                                                 June 30, 1994
                                                                  (Unaudited)

                                                                 -------------
          Earnings:
                    Net Income. . . . . . . . . . . . . . . . .  $    201,534
                    Net Taxes . . . . . . . . . . . . . . . . .       112,656
                    Fixed Charges . . . . . . . . . . . . . . .       107,492
                                                                     --------
                                                                 $    421,682
                                                                     ========

          Ratio of Earnings to Fixed Charges . . . . . . . . .          3.92
                                                                     ========